UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 7.01 Regulation FD Disclosure.

On October 28, 2021, Rafael Holdings, Inc. (the “Registrant”) issued the attached release (the “Release”) providing an update on Rafael Pharmaceuticals’ AVENGER 500 Phase 3 Trial of CPI-613® (Devimistat) in Metastatic Pancreatic Cancer and Interim Analysis of ARMADA 2000 Phase 3 Trial in Relapsed or Refractory Acute Myeloid Leukemia. A copy of the Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Registrant is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 8.01 Other Events.

The AVENGER 500 Phase 3 clinical trial for CPI-613® (devimistat), Rafael Pharmaceuticals’ lead product candidate, did not meet its primary endpoint of significant improvement in overall survival in patients with metastatic adenocarcinoma of the pancreas.

Following a pre-specified interim analysis, the independent data monitoring committee has recommended the ARMADA 2000 clinical trial of devimistat for patients with relapsed or refractory acute myeloid leukemia be stopped due to lack of efficacy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Document
99.1	Press Release, dated October 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

	By:	/s/ Ameet Mallik
		Name:	Ameet Mallik
		Title:	Chief Executive Officer

Dated: October 28, 2021

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated October 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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